Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-289940 on Form S-3 of our report dated March 5, 2026 relating to the financial statements of BridgeBio Oncology Therapeutics, Inc., appearing in the Annual Report on Form 10-K of BridgeBio Oncology Therapeutics, Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

September 1, 2026